UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

iBASIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Scale. Synergy. Success. iBasis and KPN Chart the Right Course in International Voice Services.

The Right Time. The Right Industry. The Right Companies.

We are very excited about the proposed merger of KPN Global Carrier Services into iBasis, and the market opportunities that will result. We believe that this combination of an established incumbent carrier strongly positioned in the European mobile market and a fast- growing, innovative VoIP leader is an industry- changing event. It will create the new iBasis, one of the world’s largest international voice carriers, with combined pro forma 2006 revenues of $ 1.3 billion, pro forma Adjusted EBITDA of $ 57 million and 20 billion minutes of international voice traffic in 2006. It will also position us well in the consolidating international voice services market.

The new iBasis brings to that market a broader product offering than either of the parties had before, retaining the leading product from each side, combining other products, and enabling the new iBasis to compete effectively in every customer segment. These include national operators, wholesale carriers, calling card operators, mobile operators, emerging carriers, cable companies and VoIP providers. We believe this strong and substantial portfolio of products is unique and compelling.

Ofer Gneezy

President and CEO, iBasis

A Global Snapshot of a Growing Industry.

If only one word could be used to characterize the movement of international voice communications today, that word would be up. The industry is growing at an impressive 12- 15% annual rate, fueled by a strong economy, a steady rise in immigration, continued expansion of the mobile market and increasing worldwide teledensity. Meanwhile, the ever- increasing migration to Voice over IP (VoIP) is driving new modes of communication and new business models.

The Importance of Scale.

Voice communications has become a commodity business. Success now depends on two factors: efficiency and scale. That means running high traffic volumes over the lowest cost infrastructure —VoIP. What scale delivers, in traffic volume as well as global reach and capacity, is considerable:

                                                Increased routing flexibility and resilience to meet customer needs

                                              Greater cost efficiencies and buying power

                                              A comprehensive portfolio of voice services

                                              A competitive edge, because scale tends to beget more scale

Cost of revenue and OPEX synergies of the new iBasis are expected to exceed $20 million per year in the medium term.



Welcome to the New iBasis.

As a standalone business, iBasis has been building scale organically, with a compound annual traffic growth rate of 42% over the past five years.

With a combined 20.1 billion minutes of traffic in 2006 the new iBasis will be one of the very largest international voice carriers in the world.



25
20
15
10
5
0
11.8
15.7
20.1
2004
2005
2006

Combined International Voice Traffic in Billions of Minutes

The respective networks of iBasis and KPN Global Carrier Services are a smart fit, resulting in extensive coverage in the Americas and in Europe, and a solid presence in Asia, the Middle East and Africa.

Leading Market Trends Meet Leading Market Players.

The new iBasis will be a major player in two of the fastest growing segments of global telecommunications: *mobile services* and *VoIP*.

KPN Global Carrier Services brings an established business in mobile services, including a reliable product portfolio and relationships with more than 100 mobile operators, as well as international traffic from KPN's Dutch, German, and Belgian operations.

iBasis has been a VoIP technology innovator for over a decade, having already built the largest and most advanced international VoIP network in the world. The iBasis Network™ is comprised of over 1,000 points of presence in more than 100 countries and interconnections with more than 600 carriers worldwide. Customers range from the household-name incumbents, like AT&T, Verizon, China Unicom, France Telecom, and Telefonica, to the emerging new players like Skype and Yahoo.

The Bottom Line.

The new iBasis will be a top tier player in the international voice communications marketplace, and the low-cost provider of international voice services. The new iBasis will feature a product portfolio that meets the needs of every major market segment, a global network footprint, and a commanding position in the mobile and VoIP market segments. The new iBasis will be a formidable force in international voice communications, one to be reckoned with—now and well into the future.



By the Numbers. Large, Profitable and Financially Strong.

2006 Combined Pro forma Results

($ in millions)	iBasis	The new iBasis*
Revenue	$511	$1,297
Gross Profit*	$63	$133
Gross Margin	12.4%	10.3%
Adjusted EBITDA	$12	$57

Selected Pro forma Balance Sheet Data—March 31, 2007

($ in millions)	iBasis	The new iBasis*
Total Assets	$141	$585
Long-term Debt	$0.5	$0.5
Stockholders' Equity	$36	$271

*Unaudited combined Pro Forma iBasis with KPN Global Carrier Services

The New iBasis. What It Will Be.

A carrier of over 20 billion minutes per year, essentially the equivalent of AT& T ’s international voice traffic

A dynamic player in two of the fastest growing industry segments —VoIP and mobile

A continuing leader in international voice quality, reliability and innovation

A rock-solid company with a strong balance sheet and positive cash flow to underpin its continued growth strategy

A prime mover in the consolidation of the international voice services market

This brochure is not a substitute for the definitive proxy statement. Statements in this brochure about the future prospects of iBasis are forward- looking and are subject to risks and uncertainties that could materially affect iBasis’ future prospects. SHAREHOLDERS OF IBASIS ARE URGED TO READ IBASIS’ DEFINITIVE PROXY STATEMENT (INCLUDING THE SECTIONS CALLED “CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION” AND “REASONS FOR THE TRANSACTION”) WHICH CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND IS AVAILABLE FOR FREE AT THE SEC’S WEB SITE AT WWW. SEC. GOV < http: / / www. sec. gov/ > OR BY CALLING IBASIS INVESTOR RELATIONS AT 781- 505- 7500.

iBasis Headquarters

USA: + 1.781.505.7500

Latin America: + 54.11.4802.4900

EMEA: + 44.207.600.9692

Asia PAC: + 852.2278.5000

Offices

Australia:  61.406.99.57.58

China:  86.10.68034075

Ghana:  233.21.234349

Japan:  81.3.5730.3893

Korea:  82.2.598.6703

Netherlands:  31.20.4919.855

Russia:  7.495.999.0464

www.ibasis.com

Copyright  2007 iBasis, Inc. All rights reserved worldwide. iBasis is a registered trademark of iBasis, Inc. The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.